                                                                     Exhibit 1.4

                      REPRESENTATIVE'S WARRANT AGREEMENT

     Representative's WARRANT AGREEMENT (the "Representative's Warrant Agreement" or "Agreement"), dated as of ______________, 1998, between U.S. REMODELERS, INC. (the "Company"), and FIRST LONDON SECURITIES CORPORATION (the "Representative").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Representative has agreed, pursuant to that certain underwriting agreement dated as of the date hereof by and between the Company and the Representative (the "Underwriting Agreement"), to act as the representative of the Underwriters in connection with the Company's proposed public offering (the "Public Offering") of 1,400,000 Units (the "Securities") at $5.125 per Unit (the "Unit IPO Price"), each Unit comprised of one share of common stock, par value $.01 per share (the "Common Stock"), at $5.00 per share of Common Stock (the "Common Stock IPO Price") and one redeemable common stock purchase warrant (the "Warrant") at $.125 per warrant (the "Warrant IPO Price"); and

     WHEREAS, the Company proposes to issue to the Representative and/or persons related to the Representative as those persons are defined in Rule 2710 of the NASD Conduct Rules (the "Holder"), 140,000 warrants ("Representative's Warrants") to purchase 140,000 Units, each Unit comprised of one share of Common Stock (the "Share") and one Warrant (the "Underlying Warrant") exercisable to purchase one share of Common Stock (the "Underlying Warrant Share"). The "Shares," the "Underlying Warrants" and the "Underlying Warrant Shares" are collectively referred to as the "Warrant Securities;" and

     WHEREAS, the Representative's Warrants to be issued pursuant to this Agreement will be issued by the Company to the holders ("Holders") in consideration for, and as part of the compensation in connection with, the Representative acting as representative pursuant to the Underwriting Agreement.

     NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of ONE HUNDRED DOLLARS AND NO CENTS ($100.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant and Period.
        ----------------

     The Public Offering has been registered under a Registration Statement on Form S-1 (File No. ________________) (the "Registration Statement") and declared effective by the Securities and Exchange Commission (the "SEC" or "Commission") on ______________, 199__ (the "Effective Date"). This Agreement, relating to the purchase of the Representative's Warrants, is entered into pursuant to the Underwriting Agreement between the Company and the Representative, as representative of the Underwriters, in connection with the Public Offering.

     Pursuant to the Representative's Warrants, the Holders are hereby granted the right to purchase from the Company, at any time during the four year period commencing __________, 199__ (one year from the date of the final prospectus (the "Prospectus Date") relating to the Public Offering (the "Purchase Date") and expiring at 5:00 New York time on ____________, 200__, (four years after the Purchase Date) (the "Expiration Time"), up to 140,000 Units, an initial exercise price (subject to adjustment as provided in Article 8) of $6.15 per Unit (120% of the Unit IPO Price)(the "Unit Exercise Price"), or $6.00 per Share (the "Share Exercise Price") and $.15 per Underlying Warrant (the "Warrant Exercise Price"), subject to the terms and conditions of this Agreement. Each Underlying Warrant is exercisable to purchase one Underlying Warrant Share (subject to adjustment as provided in Article 8) at the IPO exercise price (the "Underlying Warrant Share Exercise Price") during the four year period commencing on the Purchase Date and ending on the Expiration Time.

     Except as specifically otherwise provided herein, the Shares, the Underlying Warrants and the Underlying Warrant Shares constituting the Warrant Securities shall bear the same terms and conditions as such securities described under the caption "Description of Securities" in the Registration Statement, and as designated in the Company's Certificate of Incorporation and any amendments thereto, and the Underlying Warrants shall be governed by the terms of the Warrant Agreement executed in connection with the Public Offering (the "Warrant Agreement"), except as provided herein, and the Holders shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Shares, the Underlying Warrants, and the Underlying Warrant Shares, as more fully described in paragraph Article 7 of this Representative's Warrant Agreement. In the event of any extension of the expiration date or reduction of the exercise price of the Warrants, the same such changes to the Underlying Warrants shall be simultaneously effected, except that the Underlying Warrants shall expire no later than four years from the Purchase Date.

     2. Warrant Certificates.
        --------------------

     The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in the form of Warrant Certificate, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3.   Exercise of Warrant.
          -------------------

     3.1  Full Exercise.
          -------------

     (a) A Holder may effect a cash exercise of any of the Representative's Warrants or the Underlying Warrants by surrendering the Warrant Certificate, together with a Subscription in the form of Exhibit 1 attached thereto, duly
                                            ---------
executed by such Holder to the Company, at any time prior to the Expiration Time, at the Company's principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate purchase price of such Warrant Securities, subject to any adjustments provided for in this Agreement. The aggregate purchase price hereunder for each Holder shall be equal to the exercise price for such Warrant Securities as set forth in Article 6 multiplied by the number of Underlying Warrants,

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 2
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Underlying Warrant Shares or Shares, as applicable, that are the subject of each
Holder's Representative's Warrant (as adjusted as hereinafter provided).

     (b) In lieu of the payment of the Share Exercise Price or the Underlying Warrant Share Exercise Price, as the case may be, in the manner required by
Section 3.1(a), the Holder shall have the right to pay such exercise price for the shares of Common Stock being so purchased by the surrender to the Company of any exercisable but unexercised portion of such Holder's Representative's Warrants or Underlying Warrants, as the case may be, having a then Value (as defined below) equal to such exercise price multiplied by the number of shares of Common Stock being purchased upon such exercise ("Cashless Exercise Right"). The sum of (i) the number of shares of Common Stock being purchased upon exercise of the non-surrendered portion of the Representative's Warrants or the Underlying Warrants, as the case may be, pursuant to this Cashless Exercise Right and (ii) the number of shares of Common Stock underlying the portion of the warrants being so surrendered, shall not in any event be greater than the total number of shares of Common Stock purchasable upon the complete exercise of the warrants being so surrendered, if the Share Exercise Price or the Underlying Warrant Share Exercise Price, as the case may be, were paid in cash. The Value of the portion of the Representative's Warrants or Underlying Warrants, as the case may be, being surrendered shall equal the remainder derived from subtracting (1) the Share Exercise Price or the Underlying Share Exercise Price, as the case may be, multiplied by the number of shares of Common Stock underlying the portion of the warrants being so surrendered from (2) the Market Value (as defined below) of a share of Common Stock multiplied by the number of shares of Common Stock underlying the portion of the warrants being so surrendered. The Market Value shall be determined on a per share basis as of the close of the business day preceding the exercise, which determination shall be made as follows: (x) if the Common Stock is listed for trading on a national or regional stock exchange or is included on the Nasdaq National Market or SmallCap Market, the average closing sale price quoted on such exchange or the Nasdaq National Market or SmallCap Market that is published in The Wall Street
                                                               ---------------
Journal for the ten trading days immediately preceding the date of exercise, or
-------
if no trade of the Common Stock shall have been reported during such period, the last sale price so quoted for the next day prior thereto on which a trade in the Common Stock was so reported; or (y) if the Common Stock is not so listed, admitted to trading or included, the average of the closing highest reported bid and lowest reported ask price as quoted on the National Association of Securities Dealer's OTC Bulletin Board or in the "pink sheets" published by the National Daily Quotation Bureau for the first day immediately preceding the date of exercise on which the Common Stock is traded. The Cashless Exercise Right may be exercised by the Holder by delivering the Warrant Certificate to the Company together with a Subscription in the form of Exhibit 2 attached thereto,
                                                    ---------
duly executed by such Holder, in which case no payment of cash will be required.

     3.2  Partial Exercise.
          ----------------

     The Warrant Securities referred to in Section 3.1 above also may be exercised from time to time in part by surrendering the Warrant Certificate in the manner specified in Section 3.1, except that with respect to a cash exercise, the purchase price payable with respect to such exercise shall be equal to the number of Warrant Securities being purchased hereunder multiplied by the exercise price for

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 3 such Warrant Security, subject to any adjustments provided for in this Agreement. Upon any such partial exercise, the Company, at its expense, will forthwith issue to the Holder hereof a new Warrant Certificate or Representative's Warrants of like tenor calling in the aggregate for the number of securities (as constituted as of the date hereof) for which the Warrant Certificate shall not have been exercised, issued in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

     4.   Issuance of Certificates.
          ------------------------

     Upon the exercise of the Representative's Warrants or the Underlying Warrants, the issuance of certificates for the shares of Common Stock or other securities, as applicable, shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Articles 5 and 7) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the shares of Common Stock or other securities, as applicable, shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or Chairman or Vice Chairman of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5.   Restriction On Transfer of Representative's Warrants.
          ----------------------------------------------------

     The Holder of a Warrant Certificate, by acceptance thereof, covenants and agrees that the Representative's Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part for a period of one year from the Prospectus Date, except (a) to officers of the Representative or to officers and partners of the other Underwriters or Selected Dealers participating in the Public Offering; (b) by will; or (c) by operation of law.

     6.   Exercise Price.
          --------------

     6.1  Initial and Adjusted Exercise Prices.
          ------------------------------------

     The initial Unit Exercise Price of each Representative's Warrant shall be $6.15 per Unit (120% of the Unit IPO Price), or $6.00 per Share and $.15 per Warrant, that make up the Underlying Warrants. The initial Underlying Warrant Share Exercise Price of each Underlying Warrant shall be

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 4 the IPO exercise price. The adjusted exercise price of any Warrant Security shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Article 8. The Representative's Warrants and the Underlying Warrants are exercisable during the four year period commencing on the Purchase Date.

     6.2  Exercise Price.
          --------------

     The term "exercise price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     7.   Registration Rights.
          -------------------

     7.1  Registration Under the Securities Act of 1933.
          ---------------------------------------------

     The Shares, the Underlying Warrants and the Underlying Warrants Shares (collectively the "Registrable Securities") have been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Representative's Warrants, certificates representing the Shares, the Underlying Warrants or the Underlying Warrants Shares, as the case may be, shall bear the following legend in the event there is no current registration statement effective with the Commission at such time as to such securities:

     The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Act"), (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act and applicable state securities laws is available.

     7.2  Piggyback Registration.
          ----------------------

     If, at any time commencing after the Effective Date of the Public Offering and expiring seven (7) years thereafter, the Company prepares and files a post-effective amendment to the Registration Statement, or a new registration statement, under the Act, or files a Notification on Form 1-A or otherwise registers securities under the Act, or files a similar disclosure document with the Commission (collectively the "Registration Documents") as to any of its securities under the Act (other than under a registration statement pursuant to Form S-8 or Form S-4 or small business issue equivalent), it will give written notice by registered mail, at least 30 days prior to the filing of each such Registration Document, to the Representative and to all other Holders of the Registrable Securities of its intention to do so. If the Representative or other Holders of the Registrable Securities notify the Company within 20 days after receipt of any such notice of its or their desire to include any such Registrable Securities in such proposed Registration Documents, the Company shall afford the Representative and such Holders of such Registrable Securities the opportunity to have any

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 5

Registrable Securities registered under such Registration Documents or any other available Registration Document.

     Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     7.3  Demand Registration.
          -------------------

     (a) At any time commencing one year after the Prospectus Date of the Public Offering, and expiring four years thereafter, the Holders of Registrable Securities representing more than 50% of such securities at that time outstanding shall have the right (which is in addition to the registration rights under Section 7.2), exercisable by written notice to the Company, to have the Company prepare and file with the Commission at the sole expense of the Company, on one occasion, a registration statement and/or such other documents, including a prospectus, and/or any other appropriate disclosure document as may be reasonably necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for nine consecutive months (or such longer period of time as permitted by the Act) by such Holders and any other Holders of any of the Registrable Securities who notify the Company within ten days after being given notice from the Company of such request (a "Demand Registration"). A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the SEC and maintained continuously effective for a period of at least nine months, subject to reasonable "black-out" periods in which event such nine months shall be extended by a number of days equal to the duration and the "black-out" periods, or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration, provided that a Demand Registration shall be counted as a Demand Registration hereunder if the Company ceases its efforts in respect of such Demand Registration at the request of the majority Holders making the demand for a reason other than a material and adverse change in the business, assets, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole.

     (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by the majority of the Holders to all other registered Holders of any of the Registrable Securities within ten days from the date of the receipt of any such registration request.

     (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing one year after the Prospectus Date of the Public Offering, and expiring four years thereafter, the Holders of any Registrable Securities representing more than 50% of such securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement or any other appropriate disclosure document so as to permit a public offering and sale for nine consecutive

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 6 months (or such longer period of time as permitted by the Act) by any such Holder of Registrable Securities; provided, however, that the provisions of
Section 7.4(b) shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders participating in the offering pro-rata.

     (d) Any written request by the Holders made pursuant to this Section 7.3 shall:

          (i) Specify the number of Registrable Securities which the Holders intend to offer and sell and the minimum price at which the Holders intend to offer and sell such securities;

          (ii) State the intention of the Holders to offer such securities for sale;

          (iii) Describe the intended method of distribution of such securities; and

          (iv) Contain an undertaking on the part of the Holders to provide all such information and materials concerning the Holders and take all such action as may be reasonably required to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the registration statement.

     (e) In the event the Company receives from the Holders of any Registrable Securities representing more than 50% of such securities at that time outstanding, a request that the Company effect a registration on Form S-3 with respect to the Registrable Securities and if Form S-3 is available for such offering, the Company shall, as soon as practicable, effect such registration as would permit or facilitate the sale and distribution of the Registrable Securities as are specified in the request. All expenses incurred in connection with a registration requested pursuant to this Subsection (e) shall be borne by the Company. Registrations effected pursuant to this Subsection (e) shall not be counted as registrations pursuant to Sections 7.3 (a) and 7.3 (c).

     7.4  Covenants of the Company With Respect to Registration.
          -----------------------------------------------------

     In connection with any registration under Section 7.2 or 7.3, the Company covenants and agrees as follows:

     (a) The Company shall use its best efforts to file a registration statement within 45 days of receipt of any demand pursuant to Section 7.3, and shall use its best efforts to have any such registration statement declared effective at the earliest practicable time. The Company will promptly notify each seller of such Registrable Securities, and confirm such advice in writing,
(i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective, and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information.

     The Company shall furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 7 of the Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller.

     (b) The Company shall pay all costs (excluding transfer taxes, if any, and fees and reasonable expenses of Holder's counsel (such costs of counsel not to exceed $10,000)), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of
Section 7.3(a), the Company shall, in addition to any other equitable or other relief available to the Holder, be liable for any or all special and consequential damages sustained by the Holder requesting registration of their Registrable Securities.

     (c) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for at least nine months, and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers of Registrable Securities set forth in such registration statement. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify each seller of such Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are required by the seller of such Registrable Securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The Company shall use its good faith reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities of the United States or any state thereof as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

     (d) The Company shall indemnify the Holder of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Representative as contained in the Underwriting Agreement.

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 8

     (e) If requested by the Company prior to the filing of any registration statement covering the Registrable Securities, each of the Holders of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Holder, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which the Representative have agreed to indemnify the Company, except that the maximum amount which may be recovered from each Holder pursuant to this paragraph or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of the Registrable Securities.

     (f) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Representative's Warrants or Underlying Warrants prior to the filing of any registration statement or the effectiveness thereof.

     (g) The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 7.3 without the prior written consent of the Holders of the Registrable Securities representing a majority of such securities.

     (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the Underwriting Agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the Underwriting Agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 9 properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

     (j) With respect to a registration statement filed pursuant to Section 7.3, the Company, if requested, shall enter into an Underwriting Agreement with the managing underwriter, reasonably satisfactory to the Company, selected for such underwriting by Holders holding a majority of the Registrable Securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders, if required by the underwriter to be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities, may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

     (k) Notwithstanding the provisions of Section 7.2 or Section 7.3 of this Agreement, the Company shall not be required to effect or cause the registration of Registrable Securities pursuant to Section 7.2 or Section 7.3 if and to the extent that, within 30 days after its receipt of a request to register such Registrable Securities (i) counsel for the Company delivers an opinion to the Holders requesting registration of such Registrable Securities, in form and substance satisfactory to counsel to such Holder, to the effect that the entire number of Registrable Securities proposed to be sold by such Holders may otherwise be sold, in the manner proposed by such Holder, without registration under the Securities Act, or (ii) the SEC shall have issued a no-action position, in form and substance reasonably satisfactory to counsel for the Holder requesting registration of such Registrable Securities, to the effect that the entire number of Registrable Securities proposed to be sold by such Holder may be sold by it, in the manner proposed by such Holder, without registration under the Securities Act.

     (l) After completion of the Public Offering, the Company shall not, directly or indirectly, enter into any merger, business combination or consolidation in which (i) the Company shall not be the surviving corporation and (ii) the stockholders of the Company are to receive, in whole or in part, capital stock or other securities of the surviving corporation, unless the surviving corporation shall, prior to such merger, business combination or consolidation, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, business combination or consolidation, provided that to the extent such securities to be received are convertible into shares of Common Stock of the issuer thereof, then any such shares of Common Stock as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of "Registrable Securities".

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 10

     8.   Adjustments to Exercise Price and Number of Securities.
          ------------------------------------------------------

     8.1  Adjustment for Dividends, Subdivisions, Combinations or
          -------------------------------------------------------
Reclassification.
----------------

     In case the Company shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; then, and in each such case, the Share Exercise Price, the Underlying Warrant Exercise Price and the number of Representative's Warrants in effect immediately prior to such action shall be adjusted so that the Holder thereafter upon the exercise hereof shall be entitled to receive the number and kind of shares of the Company which such Holder would have owned immediately following such action had this warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section, the Holder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Share Exercise Price and Underlying Warrant Exercise Price between or among shares of such class of capital stock.

     Immediately upon any adjustment of the exercise price of any Representative's Warrant pursuant to this Section, the Company shall send written notice thereof to the Holder of Warrant Certificates (by first class mail, postage prepaid), which notice shall state the exercise price of such Representative's Warrant resulting from such adjustment, and any increase or decrease in the number of Warrant Securities to be acquired upon exercise of the Representative's Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     8.2  Adjustment For Reorganization, Merger or Consolidation.
          ------------------------------------------------------

     In case of any reorganization of the Company or consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant agreement providing that the Holder of each Representative's Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Representative's Warrant) to receive, upon exercise of such Representative's Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Representative's Warrant might have been exercised immediately prior to such reorganization, consolidation, merger, conveyance, sale or transfer. Such supplemental Warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8.1 and such registration rights and other rights as provided in this Agreement. The Company shall not effect any

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 11 such consolidation, merger, or similar transaction as contemplated by this
Section 8.2, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holders, the obligation to deliver to the Holders, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and to perform the other obligations of the Company under this Agreement. The above provision of this Subsection shall similarly apply to successive consolidations or successively whenever any event listed above shall occur.

     8.3  Dividends and Other Distributions.
          ---------------------------------

     In the event that the Company shall at any time prior to the exercise of all of the Representative's Warrants and Underlying Warrants distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than a distribution made as a cash dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdictions of incorporation of the Company), whether issued by the Company or by another, the Holders of the unexercised Representative's Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Representative's Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such distribution as if the Representative's Warrants had been exercised immediately prior to such distribution. At the time of any such distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection or an adjustment to the exercise price of such Representative's Warrants, which shall be effective as of the day following the record date for such distribution.

     8.4  Adjustment in Number of Securities.
          ----------------------------------

     Upon each adjustment of the exercise price of Representative's Warrants pursuant to the provisions of this Article 8, the number of securities issuable upon the exercise of each Warrant and Underlying Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the exercise price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Representative's Warrants and the Underlying Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted exercise price.

     8.5  No Adjustment of Exercise Price in Certain Cases.
          ------------------------------------------------

     No adjustment of the exercise price of any Representative's Warrant shall be made if the amount of said adjustment would be less than $.05 per security; provided, however, that in any such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least $.05 per security.

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 12

     8.6  Accountant's Certificate of Adjustment.
          --------------------------------------

     In each case of an adjustment or readjustment of the Share Exercise Price, Underlying Warrant Exercise Price or the number of any securities issuable upon exercise of the Representative's Warrants or the Underlying Warrants, the Company, at its expense, shall cause independent certified public accountants of recognized standing selected by the Company (who may be the independent certified public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to any Holder of the Representative's Warrants or the Underlying Warrants, as the case may be, at the Holder's address as shown on the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including, but not limited to, a statement of (i) the Share Exercise Price or the Underlying Warrant Share Exercise Price at the time in effect, and (ii) the number of additional securities and the type and amount, if any, of other property which at the time would be received upon exercise of the Representative's Warrants or Underlying Warrants, as the case may be.

     8.7  Adjustment of Underlying Warrant Exercise Price.
          -----------------------------------------------

     With respect to any of the Underlying Warrants, whether or not the Underlying Warrants have been exercised (or are exercisable) and whether or not the Underlying Warrants are issued and outstanding, the Underlying Warrant Share Exercise Price and the number of Underlying Warrant Shares shall be automatically adjusted in accordance with the Warrant Agreement between the Company and the Company's transfer agent, upon occurrence of any of the events relating to adjustments described therein. Thereafter, the Underlying Warrants shall be exercisable at such adjusted Underlying Warrant Share Exercise Price for such adjusted number of Underlying Warrant Shares or other securities, properties or rights.

     9.   Exchange and Replacement of Warrant Certificates.
          ------------------------------------------------

     Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representative's Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 13

     10.  Elimination of Fractional Interest.
          ----------------------------------

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Representative's Warrants or Underlying Warrants, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company's option, by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights, or in lieu thereof paying cash equal to such fractional interest multiplied by the current value of a share of Common Stock.

     11.  Reservation and Listing.
          -----------------------

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Representative's Warrants and the Underlying Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Representative's Warrants or the Underlying Warrants, and payment of the exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Representative's Warrants and Underlying Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Representative's Warrants and the Underlying Warrants to be listed and quoted (subject to official notice of issuance) on all securities exchanges and systems on which the Common Stock and/or the Warrants may then be listed and/or quoted, including Nasdaq.

     12.  Notices to Warrant Holders.
          --------------------------

     Nothing contained in this Agreement shall be construed as conferring upon the Holders of the Representative's Warrants or the Underlying Warrants the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders, for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representative's Warrants and the Underlying Warrants and their exercise, any of the following events shall occur:

     (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

     (b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 14

     (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least 15 days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notices shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     13.  Underlying Warrants.
          -------------------

     The form of the certificate representing the Underlying Warrants (and the form of election to purchase shares of Common Stock upon the exercise of the Underlying Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in the exhibits to the Warrant Agreement. Subject to the terms of this Agreement, one Underlying Warrant shall evidence the right to initially purchase one fully paid and nonassessable share of Common Stock at the Warrant IPO Price during the four year period commencing on the Purchase Date and ending at the Effective Time, at which time the Underlying Warrants Share shall expire. The Underlying Warrant Share Exercise Price and the number of Underlying Warrant Shares issuable upon the exercise of the Underlying Warrants are subject to adjustment, whether or not the Representative's Warrants have been exercised and the Underlying Warrants have been issued, in the manner and upon the occurrence of the events set forth in the Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Underlying Warrants, each registered holder of such Underlying Warrant shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and nonassessable shares of Common Stock (subject to adjustment as provided in the Warrant Agreement) set forth in such Warrant Certificate, free and clear of all preemptive rights of stockholders, provided that such registered Holder complies with the terms governing exercise of the Underlying Warrant set forth in the Warrant Agreement, and pays the applicable Underlying Warrant Share Exercise Price, determined in accordance with the terms of the Warrant Agreement. Upon exercise of the Underlying Warrants, the Company shall forthwith issue to the registered holder of any such Underlying Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided herein and in this Agreement, the Underlying Warrants shall be governed in all respects by the terms of the Warrant Agreement. The Underlying Warrants shall be transferable in the manner provided in the Warrant Agreement, and upon any such transfer, a new Underlying Warrant certificate shall be issued promptly to the transferee. The Company covenants to send to each Holder, irrespective of whether or not the Representative's Warrants have been

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 15 exercised, any and all notices required by the Warrant Agreement to be sent to holders of Underlying Warrants.

     14.  Notices.
          -------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or mailed by registered or certified mail, return receipt requested:

     (a) If to the registered Holder of any of the Registrable Securities, to the address of such Holder as shown on the books of the Company; or

     (b) If to the Company, to the address set forth below or to such other address as the Company may designate by notice to the Holders.

                    U.S. Remodelers, Inc.
                    1341 West Mockingbird Lane, Suite 900E
                    Dallas, Texas 75247
                    Attention: Chief Executive Officer

With a copy to:     Jackson Walker L.L.P.
                    901 Main Street, Suite 6000
                    Dallas, Texas 75202-3797
                    Attention: Charles D. Maguire, Jr.

     15.  Entire Agreement: Modification.
          ------------------------------

     This Agreement (and the Underwriting Agreement and Warrant Agreement to the extent applicable) contain the entire understanding between the parties hereto with respect to the subject matter hereof, and the terms and provisions of this Agreement may not be modified, waived or amended except in a writing executed by the Company and the Holders of at least a majority of Registrable Securities (based on underlying numbers of shares of Common Stock). Notice of any modification, waiver or amendment shall be promptly provided to any Holder not consenting to such modification, waiver or amendment.

     16.  Successors.
          ----------

     All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 16

     17.  Termination.
          -----------

     This Agreement shall terminate at 5:00 New York time on ______________, 2004. Notwithstanding the foregoing, the indemnification and piggy back registration rights provisions of Section 7 shall survive such termination.

     18.  Governing Law; Submission to Jurisdiction.
          -----------------------------------------

     This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Representative and the Holders hereby agree that any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced in a federal or state court of competent jurisdiction with venue only in the State District court in Dallas, County, Texas or the United States District Court for the Northern District of Texas, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

     19.  Severability.
          ------------

     If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     20.  Captions.
          --------

     The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     21.  Benefits of this Agreement.
          --------------------------

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder of the Warrant Certificates or Registrable Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder of the Warrant Certificates or Registrable Securities.

REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 17

     22.  Counterparts.
          ------------

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              U.S. REMODELERS, INC.


                              By:_________________________________
                                    Name: ________________________
                                    Title: _______________________

Attest:


________________________

                              FIRST LONDON SECURITIES CORPORATION


                              By:_______________________________________
                                 Douglas R. Nichols, President


REPRESENTATIVE'S WARRANT AGREEMENT - PAGE 18

                                   EXHIBIT A

                              WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                           EXERCISABLE ON OR BEFORE
               5:00 P.M., NEW YORK TIME ON ______________, 2004

NO. W-______

               _____________  Representative's Warrants

               _____________  Underlying Warrants


     This Warrant Certificate certifies that ______________________________, or registered assigns, is the registered holder (the "Holder") of ___________ Representative's Warrant and__________ Underlying Warrants, __________ of U.S. Remodelers, Inc. (the "Company"). Each Representative's Warrant permits the Holder to purchase initially, at any time from ____________, 1999 (the "Purchase Date") until 5:00 p.m. New York Time on ____________, 2004 (the "Expiration Time"), one Unit of the Company at the initial exercise price, subject to adjustment in certain events, of $6.15 per Unit (the "Unit Exercise Price")(120% of the Unit IPO Price). Each Underlying Warrant permits the Holder thereof to purchase, at any time from the Purchase Date until the Expiration Time, one share of the Company's Common Stock at the initial exercise price, subject to adjustment in certain events, of $6.25 per share.

     Any exercise of Representative's Warrants or Underlying Warrants shall be effected by surrender of this Warrant Certificate and payment of the exercise price thereof at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of _______________, 1998, between the Company and First London Securities Corporation (the "Representative's Warrant Agreement"). Payment of the exercise price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company in the event there is no cashless exercise pursuant to Section 3.1(b) of the

Representative's Warrant Agreement. The Representative's Warrants and Underlying Warrants are collectively referred to as "Warrants".

     No Warrant may be exercised after the Expiration Time, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Representative's Warrant Agreement, which Representative's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation or rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Representative's Warrant Agreement provides that upon the occurrence of certain events, the exercise price, the type and the number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the exercise price and the number or type of securities, as the case may be, issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Representative's Warrant Agreement.

     Upon due presentment for registration or transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferees in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Representative's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Representative's Warrant Agreement shall have the meanings assigned to them in the Representative's Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _______________, 1998

                                        U.S. REMODELERS, INC.



                                        By:
                                        Name:____________________
                                        Title: ____________________

Attest:


________________________________

                                   EXHIBIT 1

                     FORM OF SUBSCRIPTION (CASH EXERCISE)
                     ------------------------------------


                 (To be signed only upon exercise of Warrant)


TO:  U.S. Remodelers, Inc.
     1341 West Mockingbird Lane, Suite 900E
     Dallas, Texas 75247

     The undersigned, the Holder of Warrant Certificate number ____ (the "Warrant"), representing ______________ Representative's Warrants and __________ Underlying Warrants of U.S. Remodelers, Inc. (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, _____________ Shares and _________________ Underlying Warrants, and herewith makes payment of $____________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to, __________________________________________ whose address is
____________________________________, all in accordance with the
Representative's Warrant Agreement and the Warrant Certificate.

Dated:____________________________


                                    ___________________________________________
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)

                                    ___________________________________________

                                    ___________________________________________
                                    (Address)

                                   EXHIBIT 2

                   FORM OF SUBSCRIPTION (CASHLESS EXERCISE)
                   ----------------------------------------


TO:  PawnMart, Inc.
     301 Commerce Street, Suite 3600
     Fort Worth, Texas 76102

     The undersigned, the Holder of Warrant Certificate number ____ (the "Warrant"), representing ___________ Representative's Warrants and _________________ Underlying Warrants of U.S. Remodelers, Inc. (the "Company"), which Warrant is being delivered herewith, hereby irrevocably elects the cashless exercise of the purchase right provided by the Representative's Warrant Agreement and the Warrant Certificate for, and to purchase thereunder, shares of the Company Common Stock in accordance with the formula provided at Article 3 of the Representative's Warrant Agreement. The undersigned requests that the certificates for such shares be issued in the name of, and delivered to,________ ___________________________________________ whose address is,_________________
_____________________________________ all in accordance with the Warrant
Certificate.

Dated:____________________________


                                    __________________________________________
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)

                                    __________________________________________

                                    __________________________________________
                                    (Address)

                             (FORM OF ASSIGNMENT)


               (To be exercised by the registered holder if such
             holder desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED)_____________________________________________________________
hereby sells, assigns and transfers unto

                    (Print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint______________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.

Dated: __________________________   Signature:



                                    ____________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the fact of the Warrant Certificate)

                                    ____________________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Assignee)